EXHIBIT 5.0

LAW OFFICES
ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
12TH FLOOR
734 15TH STREET, N.W.
WASHINGTON, D.C. 20005

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TELEPHONE: (202) 347‑0300
FACSIMILE: (202) 347‑2172
WWW.EMTH.COM

December 17, 2007

VIA EDGAR

Board of Directors
Malvern Federal Bancorp, Inc. (In Organization)
42 East Lancaster Avenue
Paoli, Pennsylvania 19301

Gentlemen and Ms. Camp:

        We have acted as special counsel to Malvern Federal Bancorp, Inc., a federal corporation in organization (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the registration statement on Form S-1 (the “Registration Statement”), relating to the issuance of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), in connection with the reorganization of Malvern Federal Savings Bank, a federally-chartered mutual savings bank (the “Bank”), into the mutual holding company form of ownership, whereby the Bank will convert to a Federally chartered stock savings bank as a wholly owned subsidiary of the Company, and the Company will become a majority-owned subsidiary of Malvern Federal Mutual Holding Company (the “Reorganization”).

        In this regard, we have examined the draft Charter and Bylaws of the Company, resolutions of the Board of Directors of the Bank, the Bank’s Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company, the Bank’s Plan of Stock Issuance, and such other documents and matters of law as we deemed appropriate for the purposes of this opinion. This opinion is limited to federal laws and regulations which are in affect on the date hereof.

        Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock, when issued in accordance with the terms of the Plan of Reorganization and the Plan of Stock Issuance, and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.

Board of Directors
Malvern Federal Bancorp, Inc.
December 17, 2007

        We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and to the references to this firm under the headings “The Reorganization and Offering – Material Federal Income Tax Aspects of the Reorganization and Offering” and “Legal and Tax Opinions” in the Prospectus contained in the Registration Statement.

Very truly yours,

ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

By:	/s/ Hugh T. Wilkinson

Hugh T. Wilkinson, a Partner